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                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                               INVESCO BOND FUND

A Joint Annual Meeting ("Meeting") of Shareholders of Invesco Bond Fund (the "Fund") was held on September 8, 2017. The Meeting was held for the following purpose:

(1)  Election of Trustees by Common Shareholders.

The results of the voting on the above matter were as follows:

                                                            Votes     Votes
Matter                                                       For     Withheld
------                                                    ---------- --------
(1) David C. Arch........................................ 10,145,267 188,052
    Teresa M. Ressel..................................... 10,151,124 182,195
    Larry Soll........................................... 10,122,983 210,336
    Philip A. Taylor..................................... 10,147,762 185,557
    Christopher L. Wilson................................ 10,139,403 193,916